Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Kewaunee Scientific Corporation 2017 Omnibus Incentive Plan of Kewaunee Scientific Corporation of our report dated July 21, 2017, with respect to the consolidated financial statements of Kewaunee Scientific Corporation included in its Annual Report (Form 10-K) for the year ended April 30, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Charlotte, North Carolina

September 8, 2017